Exhibit 99.1

News Release

Contact:	William J. Brunner, CFO - Shareholders & Analysts (317) 269-1614 Beth Copeland - Media (317) 269-1395

FIRST INDIANA CORPORATION TO HOST
CONFERENCE CALL ON APRIL 18

INDIANAPOLIS, April 6, 2007 — First Indiana Corporation will review first quarter 2007 results in a conference call for investors and analysts on Wednesday, April 18, 2007, at 2:00 p.m. EDT.

To participate, please call (800) 278-9857 and use conference ID: 4150442. A replay of the call will be available from 4:00 p.m. EDT on Wednesday, April 18, 2007 through midnight Wednesday, April 25, 2007. To hear the replay, call (800) 642-1687 and use conference ID: 4150442.

A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, http://www.firstindiana.com, under the “Investor Relations” section the evening of Tuesday, April 17, 2007.

First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.